Exhibit 99.1

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Bank of Georgetown for the upcoming Special Meeting of Shareholders.

PLEASE REVIEW THE PROXY STATEMENT

AND VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone – Please call toll-free [•], on a touch-tone telephone and follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2.	Vote by Internet – Please access [•], and follow the simple instructions. You will be required to provide the unique control number printed below.

You may vote by telephone or Internet any time prior to 3:00 a.m., [•], 2016.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.	Vote by Mail – If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE–PAID ENVELOPE PROVIDED

This proxy is solicited on behalf of the Board of Directors of Bank of Georgetown and may be revoked prior to its exercise.

Please mark your votes as indicated in this example.	☒

		For	Against	Abstain
1.	To approve the Agreement and Plan of Reorganization, dated as of November 9, 2015, between United Bankshares, Inc., and Bank of Georgetown, and related plan of merger between United Bank and Bank of Georgetown, as each may be amended from time to time (the “Merger Agreement”).	☐	☐	☐

		For	Against	Abstain
2.	To approve the adjournment of the special meeting, on one or more occasions, if necessary to solicit additional proxies in favor of approval of the Merger Agreement.	☐	☐	☐

To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Dated:                                                              , 2016

Signature:

Signature (if held jointly):

Title(s), if any:

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

REVOCABLE PROXY

BANK OF GEORGETOWN

PROXY FOR SPECIAL SHAREHOLDERS’ MEETING ON                 , 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Know all men by these presents that the undersigned shareholder(s) of Bank of Georgetown, Washington, D.C., does hereby nominate, constitute and appoint                      and                      or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of Bank of Georgetown, standing in the undersigned’s name on its books on                     , 2016, at the Special Meeting of Shareholders to be held at                                          ,                     ,                         , on                     , 2016, at            .m., local time or any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as follows:

This proxy confers authority to vote “FOR” proposals 1 and 2 unless otherwise indicated. The Board of Directors recommends a vote “FOR” proposals 1 and 2. If any matter shall properly come before the meeting, or any adjournments or postponements thereof, this proxy will be voted on such matters in accordance with the judgment of the above proxies, based upon the conditions then prevailing and any recommendation of the Board of Directors.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)